Exhibit 4.1

AMERICAN EXPRESS ISSUANCE TRUST II

OMNIBUS AMENDMENT TO

INDENTURE SUPPLEMENTS

This OMNIBUS AMENDMENT TO INDENTURE SUPPLEMENTS, dated as of December 19, 2013 (this “Amendment”), to the Amended and Restated Indenture, dated as of March 12, 2013 (as amended and restated and as otherwise modified from time to time, the “Indenture”), between American Express Issuance Trust II, a statutory trust organized under the laws of the State of Delaware, as Issuer (the “Issuer”), and The Bank of New York Mellon, a New York banking corporation, as Indenture Trustee (in such capacity, the “Indenture Trustee”) and as Securities Intermediary, is made and entered into as of December 19, 2013.

RECITALS

WHEREAS, the Issuer and the Indenture Trustee have previously entered into (i) the Series 2013-1 Indenture Supplement, dated as of March 21, 2013, to the Indenture, (ii) the Series 2013-A Indenture Supplement, dated as of July 18, 2013, to the Indenture, and (iii) the Series 2013-2 Indenture Supplement, dated as of September 24, 2013, to the Indenture.

WHEREAS, the indenture supplements listed in the preceding paragraph are, collectively and in each case as amended to date, the “Indenture Supplements.”

WHEREAS, pursuant to Section 10.01 of the Indenture, the parties hereto desire to amend each Indenture Supplement as provided herein.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each party hereto agrees as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Defined Terms Not Defined Herein. All capitalized terms used herein that are not defined herein shall have the meanings ascribed to them in the respective Indenture Supplements or the Indenture, as the case may be.

ARTICLE II

AMENDMENTS TO INDENTURE SUPPLEMENTS

SECTION 2.01. Amendment to Section 2.01. The definition of “Principal Payment Rate” in Section 2.01 of each Indenture Supplement shall be deleted and replaced with the following:

“Principal Payment Rate” means, with respect to any Monthly Period, the percentage equivalent of the product of (i) a fraction, the numerator of which is the aggregate amount of Principal Collections received during such Monthly Period and the denominator of which is the aggregate principal amount of billed balances as of the first day of such Monthly Period and (ii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in such Monthly Period.

SECTION 2.02. Amendment to Exhibits. Each Supplement shall be amended by deleting Exhibit C thereto and inserting in its place a replacement Exhibit C in the form attached as Exhibit C to this Amendment.

ARTICLE III

MISCELLANEOUS

SECTION 3.01. Ratification of Indenture Supplements. As amended by this Amendment, the Indenture Supplements are in all respects ratified and confirmed and each Indenture Supplement, as amended by this Amendment, shall be read, taken and construed as one and the same instrument.

SECTION 3.02. Counterparts. This Amendment may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

SECTION 3.03. GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATION LAW, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 3.04. Effectiveness. The amendments provided for by this Amendment shall become effective as of December 28, 2013 upon:

(a) receipt by the Indenture Trustee and the Owner Trustee of an Officer’s Certificate of the Issuer to the effect that the Issuer reasonably believes that this Amendment will not have an Adverse Effect and is not reasonably expected to have an Adverse Effect at any time in the future;

(b) receipt by the Indenture Trustee and the Owner Trustee of an Issuer Tax Opinion delivered in connection with this Amendment pursuant to Section 10.01 of the Indenture;

(c) receipt by the Indenture Trustee of an Opinion of Counsel delivered in connection with this Amendment pursuant to Section 10.03 of the Indenture;

(d) receipt by the Issuer, the Transferor or the Servicer of written notice from each Note Rating Agency that the amendments provided for by this Amendment will not result in a reduction or withdrawal of its ratings on any outstanding Notes of any Series, Class or Tranche; and

(e) delivery of counterparts of this Amendment, duly executed by the parties hereto.

[Signature page follows.]

IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

AMERICAN EXPRESS ISSUANCE TRUST II,
as Issuer

By:	WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee on behalf of the Trust

By:	/s/ Yvette L. Howell
Name:	Yvette L. Howell
Title:	Assistant Vice President

THE BANK OF NEW YORK MELLON, as Indenture Trustee and Securities Intermediary

By:	/s/ Michael Commisso
Name:	Michael Commisso
Title:	Vice President

[Omnibus Amendment to Indenture Supplements]

Acknowledged and Accepted:

AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION VIII LLC, as Transferor

By:	/s/ Anderson Y. Lee
Name:	Anderson Y. Lee
Title:	Vice President and Treasurer

AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC., as Servicer and Administrator

By:	/s/ David L. Yowan
Name:	David L. Yowan
Title:	Treasurer

[Omnibus Amendment to Indenture Supplements]

EXHIBIT C

FORM OF MONTHLY SERVICER’S CERTIFICATE

AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC.

AMERICAN EXPRESS ISSUANCE TRUST II

SERIES [20    -    ]

The undersigned, a duly authorized representative of American Express Travel Related Services Company, Inc., as servicer (“TRS”), pursuant to the Amended and Restated Servicing Agreement, dated as of March 12, 2013 (as amended and restated and as may be amended and supplemented from time to time, the “Agreement”), among American Express Receivables Financing Corporation VIII LLC, a Delaware limited liability company, as transferor, TRS, as servicer and administrator, American Express Issuance Trust II, a statutory trust created under the laws of the State of Delaware (the “Trust”), and The Bank of New York Mellon, as Indenture Trustee (the “Indenture Trustee”), does hereby certify that:

1. Capitalized terms used in this Certificate have their respective meanings set forth in the Agreement or the Amended and Restated Indenture, dated as of March 12, 2013 (as amended and restated and as may be amended and supplemented from time to time, the “Master Indenture”), between the Trust and the Indenture Trustee, as supplemented by the Series [20    -    ] Indenture Supplement, dated as of [            , 20    ], between the Trust and the Indenture Trustee (as amended and supplemented from time to time, the “Indenture Supplement” and together with the Master Indenture, the “Indenture”), as applicable.

2. TRS is, as of the date hereof, the Servicer under the Agreement.

3. The undersigned is an Authorized Officer of the Servicer who is duly authorized pursuant to the Agreement to execute and deliver this Certificate to the Indenture Trustee.

4. This Certificate relates to the Payment Date occurring on [            , 20    ].

5. As of the date hereof, to the best knowledge of the undersigned, the Servicer has performed in all material respects its obligations under the Agreement and the Indenture through the Monthly Period preceding such Payment Date and no material default in the performance of such obligations has occurred or is continuing except as set forth in paragraph 6 below.

6. The following is a description of each material default in the performance of the Servicer’s obligations under the provisions of the Agreement known to me to have been made by the Servicer through the Monthly Period preceding such Payment Date, which sets forth in detail (i) the nature of each such default, (ii) the action taken by the Servicer, if any, to remedy each such default and (iii) the current status of each such default: [If applicable, insert “None.”]

C-1

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate this [    ] day of [        ,         ].

AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC., as Servicer

By:
Name:
Title:

C-2